UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 31, 1996


                             PERIPHONICS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE               0-25592          11-2699509
- ----------------------------    -----------   -------------------
(State or other jurisdiction    (Commission      (IRS Employer
 of incorporation)              File Number)  Identification No.)




             4000 VETERANS MEMORIAL HIGHWAY, BOHEMIA, NEW YORK 11716
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (516) 467-0500


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.  Other Events.

     On July 15, 1996, the Board of Directors (the "Board") of Periphonics Corporation (the "Company"), approved a rights agreement (the "Rights Agreement") that was entered into by the Company and American Stock Transfer & Trust Company, as Rights Agent on July 31, 1996, setting forth the terms of a stockholder rights plan (the "Rights Plan"), and pursuant thereto declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company.

     The terms of the Rights Plan are set forth in the form of Rights Agreement (attached as Exhibit 10). The following discussion is qualified in its entirety by reference to the Rights Agreement. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares") at a purchase price of $100 per one one- hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment.

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and a "Distribution Date" for the Rights will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than (a) the Company, (b) a majority- owned subsidiary of the Company, (c) any employee benefit plan of the Company or any majority-owned subsidiary of the Company, (d) any entity holding Common Shares for or pursuant to the terms of any such plan, or (e) any person who the Board determines to be an "Excluded Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (an "Acquiring Person"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding Common Shares. Until the Distribution Date, (i) the Rights will be evidenced by the certificates for the Common Shares containing a copy of this Summary of Rights attached thereto and will be transferred with and only with such Common Share certificates; (ii) new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 31, 2006 (the

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"Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

     In the event that, at any time following the date of the Rights  Agreement,
(i) the Company is the surviving corporation in a merger with an Acquiring Person (or an affiliate of an Acquiring Person) and its Common Shares is not changed or exchanged, or (ii) a person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the then outstanding Common Shares (except pursuant to a tender offer or exchange offer for all outstanding Common Shares approved by a majority of the Board who are not associated with an Acquiring Person), or (iii) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest (or that of an Affiliate or Associate of an Acquiring Person) being increased by more than 1% (e.g., a reverse stock split), or (iv) certain transactions occur between an Acquiring Person (or an affiliate or associate of an Acquiring Person) and the Company, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares having a value equal to two times the exercise price of the Right. The Rights Agreement provides that following the occurrence of any of the events set forth in (i) through (iv) above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of

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the Preferred Shares, or (iii) upon the distribution to holders of the Preferred
Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Preferred Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to such time as any person becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons (other than an excepted person) and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     10. Rights Agreement dated as of July 31, 1996 between Periphonics Corporation and American Stock Transfer & Trust Company, as Rights Agent.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              PERIPHONICS CORPORATION



                                           By:\s\ Peter J. Cohen
                                              Peter J. Cohen
                                              Chairman, President and
                                              Chief Executive Officer


Dated:  August 13, 1996



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                                INDEX TO EXHIBITS



     10. Rights Agreement dated as of July 31, 1996 between Periphonics Corporation and American Stock Transfer & Trust Company, as Rights Agent.





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